UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2006

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03             Material Modification to Rights of Security Holders

On February 24, 2006, Affiliated Managers Group, Inc. (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of May 7, 2001 (the “Indenture”) between the Company and The Bank of New York (as successor to First Union National Bank), as trustee, relating to the Company’s Liquid Yield Option Notes due May 7, 2021 (the “LYONs”).

Pursuant to the Supplemental Indenture, the Company will pay cash interest at a rate of 0.375% per annum of the principal amount at maturity of the Company’s LYONs from February 24, 2006 to May 7, 2008.  The cash interest payments will be made in arrears on May 7, 2006, November 7, 2006, May 7, 2007, November 7, 2007 and May 7, 2008 to holders of record on the April 21 or October 22 next preceding the applicable interest payment date. This cash interest will be in addition to the accrual of original issue discount on the LYONs.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.  Also attached hereto as Exhibit 99.1 and incorporated herein by reference is a description of certain United States federal income tax considerations for the holders of the LYONs in connection with the Supplemental Indenture.

ITEM 9.01             Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

4.1

First Supplemental Indenture dated as of February 24, 2006 to the Indenture dated as of May 7, 2001 between the Company and The Bank of New York (as successor to First Union National Bank), as trustee, relating to the Company’s Liquid Yield Option Notes due May 7, 2021.

99.1	Certain United States Federal Income Tax Considerations

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: February 27, 2006
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

First Supplemental Indenture dated as of February 24, 2006 to the Indenture dated as of May 7, 2001 between the Company and The Bank of New York (as successor to First Union National Bank), as trustee, relating to the Company’s Liquid Yield Option Notes due May 7, 2021.

99.1	Description of United States Federal Income Tax Considerations